Exhibit (10.2)

TIME-SHARING AGREEMENT
[Bombardier Aerospace Corporation Model Global Express Aircraft/FAA Registration Mark N404VL/Manufacturer's Serial Number 9085]

This Time-Sharing Agreement (the “Agreement”) is made and entered into effective as of January 1, 2011 (the “Effective Date”), by and between Eastman Kodak Company, a New Jersey corporation (“EKC") and Antonio M. Perez (“AMP”), and is made and entered into with reference to the following facts and objectives:

RECITALS:

A.           Vesey Air, LLC ("Vesey Air") is the registered owner of that certain aircraft identified as a Bombardier Aerospace Corporation Model Global Express aircraft,  bearing a current FAA Registration Mark N404VL, Manufacturer's Serial Number 9085 Aircraft, with two BMW Rolls Royce BR710 engines (serial numbers 12284 and 12285) and auxiliary power unit, avionics, equipment, components, accessories, instruments and other items installed in or attached to the airframe, the engines or the auxiliary power unit, together with all spare parts, manuals and log books carried on board and including any replacement part(s) or engine(s) which may be installed on the Aircraft from time to time, and all logs, manuals and other records relating to such Aircraft (collectively, the “Aircraft”).

B.           Vesey Air and The von Liebig Office, Inc. ("VLO") have heretofore entered into that certain Aircraft Lease Agreement, dated as of March 30, 2009 (the "Head Lease"), whereby Vesey Air has leased the Aircraft to VLO.

C.           VLO and Kodak Aviation Leasing, LLC ("KAL") and  have heretofore entered into that certain Aircraft Lease Agreement, dated as of April 14, 2010 (the "KAL Sublease"), whereby VLO has subleased the Aircraft to KAL.

D.           KAL and  EKC have heretofore entered into that certain Aircraft Lease Agreement, dated as of May 4, 2010 (the "EKC Sublease"), whereby KAL has subleased the Aircraft to EKC.

E.           EKC has a fully qualified flight crew to operate the Aircraft.

F.           AMP is the Chief Executive Officer of EKC and AMP desires to lease the Aircraft and flight crew from EKC for non-business related travel, on a time-sharing basis, as defined in Section 91.501(c)(1) of the Federal Aviation Regulations (“FAR”).

AGREEMENT:

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and conditions herein set forth, EKC and AMP agree as follows:

1.           Lease of Aircraft.  EKC hereby agrees to lease the Aircraft to AMP for non-business related travel, pursuant to the provisions of FAR 91.501(c)(1) and to provide a fully qualified flight crew for all operations for the period commencing on the Effective Date of this Agreement and terminating on May 6, 2011; provided, however, that EKC may terminate this Agreement on thirty (30) days prior written notice to AMP; provided further that this Agreement is subject to the provisions of Section 13 hereof.

2.           AMP's Payment Obligations.  AMP shall pay EKC for each flight conducted under this Agreement (including ferry flights from or to the Aircraft's home base necessary to accommodate AMP's request for use of the Aircraft) the aggregate incremental cost of each specific flight; subject to the qualification that AMP shall be responsible for such incremental costs only to the extent that the total incremental costs for all flights (i) under this Agreement; and (ii) under that certain Time-Sharing Agreement, of even date herewith between EKC and AMP with respect to that certain Bombardier Ltd Model CL-600-2B16 Aircraft, MSN 5365 and FAA Registration Mark N280K,  exceed $100,000.00 in any calendar year, in which case AMP shall be responsible only for payment of such incremental costs that exceed $100,000.00.   Such cost shall in no event exceed the sum of the following expenses authorized by FAR Part 91.501(d):

i.	fuel, oil, lubricants, and other additives;

ii.	travel expenses of the crew, including food, lodging and ground transportation;

iii.	hangar and tie down costs away from the Aircraft’s base of operation;

iv.	insurance obtained for the specific flight;

v.	landing fees, airport taxes and similar assessments including, but not limited to IRC Section 4261 and related excise taxes;

vi.	customs, foreign permit, and similar fees directly related to the flight;

vii.	in-flight food and beverages;

viii.	passenger ground transportation; and

ix.	flight planning and weather contract services.

3.
Invoicing for Flights.  EKC will pay all expenses related to the operation of the Aircraft when incurred, and will provide, or contract with third parties to provide, an invoice and bill AMP for the incremental cost of each specific flight (to the extent permitted under Section 2) within 10 days of the end of the month in which any flight or flights for the account of AMP occur. AMP shall pay EKC for said expenses within thirty (30) days of receipt of the invoice and bill therefor.

4.           Request for Flights by AMP. AMP will provide EKC with requests for flight time and proposed flight schedules as far in advance of any given flight as possible.  Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the parties.  In addition to the proposed schedules and flight times, AMP shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by EKC or EKC's flight crew:

i.	proposed departure point;

ii.	destination;

iii.	date and time of flight;

iv.	the number of anticipated passengers;

v.	the nature and extent of luggage and/or cargo to be carried;

vii.	the date and time of return flight, if any; and

viii.	any other information concerning the proposed flight that may be pertinent or required by Lessor or Lessor's flight crew.

5.           Scheduling Flights.  EKC shall have final authority over the scheduling of the Aircraft, provided, however, that EKC will use ITS best efforts to accommodate AMP’s needs and to avoid conflicts in scheduling.

6.           Maintenance of Aircraft.  EKC shall be solely responsible for securing maintenance, preventive maintenance and required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft.  No period of maintenance, preventative maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command.  The pilot in command shall have final and complete authority to cancel any flight for any reason or condition which in his or her judgment would compromise the safety of the flight.

7.           Flight Crew.  EKC shall employ or contract with others to employ, pay for and provide to AMP a qualified flight crew for each flight undertaken under this Agreement.

8.           Safety of Flights.  In accordance with applicable FAR, the qualified flight crew provided by EKC shall exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. AMP specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the pilot in command is necessitated by considerations of safety.  No such action of the pilot in command shall create or support any liability for loss, injury, damage or delay to AMP or any other person.  The parties further agree that EKC shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God.

9.           Additional Insurance.  EKC will provide such additional insurance coverage as AMP shall request or require, provided, however, that the cost of such additional insurance, if any, shall be borne by AMP as set forth in Section 2.iv. hereof.

10.           Representations of AMP. AMP warrants that:

(a) AMP will use the Aircraft for and on account of his own business only, and will not use the Aircraft for the purpose of providing transportation of passengers or cargo in air commerce for compensation or hire;

(b) AMP shall refrain from incurring any mechanics or other lien in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, nor shall there be any attempt by any party hereto to convey, mortgage, assign, lease or any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien; and

(c) During the term of this Agreement, AMP will abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a time-sharing lessee.

11.           Aircraft Base.  For purposes of this Agreement, the permanent base of operation of the Aircraft shall be Rochester, New York; provided, however, that EKC retain the right to change the permanent base in the exercise of its sole discretion.

12.           No Assignment.  Neither this Agreement nor any party’s interest herein shall be assigned to any other party whatsoever.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.

13.           Subordination. Notwithstanding anything to the contrary in this Agreement, AMP agrees for the benefit of Vesey Air and VLO that:

(a)The rights of AMP in and to the Aircraft are subject and subordinate to all terms of the Head Lease and all rights of Vesey Air in and to the Aircraft and under the Head Lease, including, without limitation, the right of Vesey Air to inspect and take possession of the Aircraft from time to time according to the terms and provisions of the Head Lease and applicable law.

(b) The rights of AMP in and to the Aircraft are subject and subordinate to all terms of the KAL Sublease and all rights of VLO in and to the Aircraft and under the KAL Sublease, including, without limitation, the right of VLO to inspect and take possession of the Aircraft from time to time according to the terms and provisions of the KAL Sublease and applicable law.

14.           TRUTH IN LEASING STATEMENT

AMP HAS REVIEWED THE AIRCRAFT’S MAINTANANCE RECORDS AND OPERATION LOGS AND HAS FOUND THAT DURING THE PERIOD BETWEEN MANUFACTURE OF THE AIRCRAFT AND THE DATE OF THIS LEASE THE AIRCRAFT, A BOMBARDIER AEROSPACE CORPORATION MODEL GLOBAL EXPRESS, MANUFACTURER'S SERIAL NIMBER 9085 CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS N404VL HAS BEEN MAINTAINED AND INSPECTED UNDER PART 14 CFR 91.409(f).

THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 14 CFR 91.409(f) FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE.  DURING THE DURATION OF THIS LEASE, EASTMAN KODAK COMPANY, I343 STATE STREE, ROCHESTER, NEW YORK 14650-0217 S CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

THE “INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS” ATTACHED HERETO ARE INCORPORATED HEREIN BY REFERENCE.

I, THE UNDERSIGNED, ANTOINETTE P. MCCORVEY AS CHIEF FINANCIAL OFFICER AND SENIOR VICE PRESIDENTOF EASTMAN KODAK COMPANY, I343 STATE STREE, ROCHESTER, NEW YORK 14650-0217 S CERTIFY THAT EASTMAN KODAK COMPANY IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

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IN WITNESS WHEREOF, the parties have executed this Time-Sharing Agreement as of the day and year first above written.

"EKC'

Eastman Kodak Company

By: /s/ Antoinette P. McCorvey                                                                _______________________
Name: Antoinette P. McCorvey                                                                 Date and Time of Execution
Title:           Chief Financial Officer
and Senior Vice President

"AMP"

/s/ Antonio M. Perez                                                      _______________________
Name:            Antonio M. Perez   Date and Time of Execution

INSTRUCTIONS FOR COMPLIANCE WITH “TRUTH IN LEASING”
REQUIREMENTS

1. Mail a copy of the lease to the following address via certified mail, return receipt requested, immediately upon execution of the lease (14 C.F.R. 91.23 requires that the copy be sent within twenty-four hours after it is signed):

Federal Aviation Administration
Aircraft Registration Branch
ATTN:  Technical Section
P. O. Box 25724
Oklahoma City, Oklahoma  73125

2. Telephone the nearest Flight Standards District Office at least forty-eight hours prior to the first flight under this lease.

3. Carry a copy of the lease in the aircraft at all times.